Exhibit 32.1

CERTIFICATION

The following is the certification required pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of Tower Park Marina Investors, LP (the “Company”) on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael M. Sachs, as President, Secretary, Vice President and Chief Financial Officer of Westrec Investors, Inc., the Corporate General Partner of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Michael M. Sachs
Michael M. Sachs
President, Secretary, Vice President and Chief Financial Officer of Westrec Investors, Inc., the Corporate General Partner of the Partnership (Principal Executive Office, Principal Operating Officer and Principal Financial and Accounting Officer)

March 28, 2013

A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company, and will be retained and furnished to the SEC or its staff upon request.